Exhibit 99.2

Rich Beyer to be Appointed as Chairman and CEO of Freescale

Former Intersil CEO brings proven track record for growth

AUSTIN, Texas, Feb. 13, 2008 – Freescale Semiconductor, a privately held, global leader in the design and manufacture of embedded semiconductors, today named Rich Beyer chairman and CEO of the company, effective March 2008. Mr. Beyer comes to Freescale from Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high performance analog semiconductors, where he was CEO and a member of its board of directors. He will be based in Austin, TX.

Mr. Beyer succeeds Michel Mayer, who will continue to serve as chairman of the board and CEO until the transition is effective in March 2008.

“On behalf of the Board of Directors, I am pleased to welcome Rich to Freescale,” said Daniel F. Akerson, director of Freescale Semiconductor and managing director of The Carlyle Group. “He is uniquely qualified to build upon Freescale’s success and drive the long-term execution of our strategic plan. He is a strong leader with a proven track record in delivering above-market revenue growth and profitability, and Intersil’s track record with Rich at the helm has been remarkable. With Freescale’s unparalleled technology base, superb management team, strong customer relationships and substantial financial resources, Rich is well equipped to drive significant organic and acquisitive growth while continuing to improve profitability at Freescale.”

“This is a tremendous opportunity to lead a world-class company and its talented team of professionals through the next stage of growth,” said Mr. Beyer. “The breadth and depth of Freescale’s technology, its market leadership positions and the strength of its global customer base provide an exceptional foundation for the company’s future success. I look forward to working with the entire Freescale team to build on the long-standing culture of innovation and to solidify our position as a pre-eminent designer and manufacturer of semiconductor solutions.”

Rich Beyer Biography

Mr. Beyer joined Intersil in 2002 when it acquired Elantec Semiconductor, Inc., where Mr. Beyer was President, Chief Executive Officer and Director. Since Mr. Beyer was named CEO of Intersil in 2002 the company has outgrown its peer group by a wide margin and has substantially increased profitability.

Prior to joining Elantec, Mr. Beyer served as President, Chief Operating Officer and Director of VLSI Technology, Inc. from 1996 to 1998. Prior to his term at VLSI, he was Executive Vice President and Chief Operating Officer of National Semiconductor Corporation from 1995 to 1996 and President of National Semiconductor’s Communications and Computing Group from 1993 to 1995. Before joining National, Beyer served in a number of senior management positions in the telecommunications and computer industries.

Mr. Beyer serves as Director of Credence Systems Corporation and Xceive Corporation, and is also on the Board of Directors of the Semiconductor Industry Association.

Mr. Beyer served three years as an officer in the United States Marine Corps. He earned a BS degree and an MS degree in Russian from Georgetown University, and an MBA degree in marketing and international business from Columbia University.

Contacts:

Freescale Media Relations

Robert Hatley

(512) 996-5134

Freescale Investor Relations

Mitch Haws

(512) 895-2454

The Carlyle Group (member of the ownership consortium)

Chris Ullman

(202) 729-5399

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale is one of the world’s largest semiconductor companies with 2007 sales of $5.7 billion (USD). www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor Inc. 2008.

Caution Regarding Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct.

Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors, which are described in greater detail under “Risk Factors” in our Registration Statement on Form S-4/A filed with the SEC on June 22, 2007. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this release.